UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

CONCEPTUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27596	94-3170244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 962-4000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on April 28, 2013, Conceptus, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bayer HealthCare LLC, a Delaware limited liability company (“Parent”), and Evelyn Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to acquire all of the issued and outstanding shares of common stock of the Company, par value $0.003 per share (the “Shares”), at a price per Share of $31.00 (the “Offer Price”), payable net to the holder thereof in cash, without interest, subject to any withholding taxes required by applicable law, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 7, 2013 (together with any amendments or supplements thereto, the “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

Also as previously disclosed, on June 5, 2013, pursuant to the Merger Agreement, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), pursuant to which the Company became a wholly-owned subsidiary of Parent.

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2013, in connection with the consummation of the Merger and pursuant to Section 14.07 of that certain Indenture, dated as of December 23, 2011 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Company issued its 5.00% Convertible Senior Notes due 2031 in an aggregate principal amount of $50,040,000 (the “Notes”), the Company and the Trustee entered into a Supplemental Indenture No. 1, dated as of June 5, 2013 (the “Supplemental Indenture”), which amends and supplements the Indenture. The Supplemental Indenture provides that, as a result of the Merger, the Notes are now convertible only into the right to receive the amount of cash that a holder of a number of Shares equal to the Conversion Rate (as defined in the Indenture) immediately prior to the consummation of the Merger would have owned or been entitled to receive upon the Merger.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which has been sent to each of the Holders (as defined in the Indenture), is filed as Exhibit 4.2 hereto and is incorporated herein by reference. A copy of the Indenture was filed by the Company as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 20, 2011 and is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 and Item 8.01 hereof is incorporated by reference into this Item 2.04.

Item 8.01. Other Events.

The consummation of the Merger constitutes a Merger Event and the consummation of the Offer and the Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change (each, as defined in the Indenture) under the Indenture. Accordingly, the effective date of each of the Merger Event and the Fundamental Change and the Effective Date (as defined in the Indenture) of the Make-Whole Fundamental Change is June 5, 2013. The Indenture provides that, as a result of the Fundamental Change, each Holder (as defined in the Indenture) of the Notes shall have the right to either require the Company to purchase its Notes or, alternatively, to surrender its Notes for conversion. In addition, as a result of the Make-Whole Fundamental Change, Holders who convert their Notes during the Make-Whole Fundamental Change Period (as defined below) shall be entitled to convert their Notes at an increased Conversion Rate.

Pursuant to the Indenture, on June 25, 2013 (the “Fundamental Change Purchase Date”), each Holder has the right, at the Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Purchase Date, in accordance with and subject to the satisfaction of the Holder of the requirements set forth in Section 15.02 of the Indenture. The Company will purchase such Notes at a price of approximately $1,001.39 per $1,000 principal amount of the Notes, which is equal to the sum of 100% of the principal amount of such Notes and the accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Purchase Date. Based on the amount of Notes outstanding as of May 31, 2013, the total amount of funds required by the Company to purchase all of the Notes on the Fundamental Change Purchase Date is approximately $50,109,500, assuming that all of the Notes are validly tendered for purchase and accepted for payment. The Company will use its cash on hand for the purchase of the Notes. In order to exercise the right to require the Company to purchase a Holder’s Notes, the Holder must validly tender such Notes on or prior to the close of business on June 24, 2013, the Business Day immediately preceding the Fundamental Change Purchase Date. The terms of the Company’s offer to purchase the Notes pursuant to the Indenture as a result of the Fundamental Change are set forth in the Offer to Purchase, dated June 5, 2013, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

As an alternative to requiring the Company to purchase a Holder’s Notes, at the Holder’s election, the Holder may surrender Notes for conversion at any time from and after the date that is 40 Scheduled Trading Days (as defined in the Indenture) prior to June 5, 2013, the anticipated Effective Date of the Make-Whole Fundamental Change set forth in the Company’s Notice of Convertibility and Anticipated Make-Whole Fundamental Change dated April 29, 2013 (the “Anticipated Fundamental Change Notice”), until June 24, 2013, the business day immediately preceding the Fundamental Change Purchase Date, in accordance with the Indenture. The Conversion Rate applicable to Notes that are surrendered for conversion during the period following the Effective Date of the Make-Whole Fundamental Change and ending at 5:00 p.m., New York City time, on June 24, 2013, the business day immediately preceding the Fundamental Change Purchase Date, will be increased by 1.0787 Shares of Common Stock per $1,000 principal amount of Notes to yield a Conversion Rate of 61.9152 Shares of Common Stock per $1,000 principal amount of Notes, pursuant to Section 14.03 of the Indenture. As described under Item 1.01 hereof, Holders who surrender their Notes for conversion from and after the effective time of the Merger will receive solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by $31.00, the Offer Price per Share, less any applicable withholding taxes, and will not receive any Shares of Common Stock.

In accordance with the Indenture, the Company delivered a notice to the Trustee and to the Holders (the “Notice”) setting forth the foregoing and containing additional information in relation thereto. A copy of the Notice is filed as Exhibit 99.2 hereto and is incorporated herein by reference. A copy of the Anticipated Fundamental Change Notice was filed by the Company as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated April 29, 2013.

Forward-Looking Statements

Certain statements either contained or incorporated by reference herein, other than purely historical information, and the assumptions upon which those statements are based are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. The forward-looking are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties include the risks detailed in the Company’s public filings with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (as amended) and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated December 23, 2011, between Conceptus, Inc. and Wells Fargo Bank, National Association (incorporated by reference to the Company’s Current Report on Form 8-K dated December 20, 2011).

4.2	Supplemental Indenture No. 1, dated June 5, 2013, between Conceptus, Inc. and Wells Fargo Bank, National Association.

99.1	Offer to Purchase, dated June 5, 2013.

99.2	Notice of Merger Event and Supplemental Indenture; Fundamental Change Company Notice; and Notice of Make-Whole Fundamental Change, dated June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of June 5, 2013

CONCEPTUS, INC.

By:	/s/ Gregory E. Lichtwardt
Name:	Gregory E. Lichtwardt
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated December 23 2011, between Conceptus, Inc. and Wells Fargo Bank, National Association (incorporated by reference to the Company’s Current Report on Form 8-K dated December 20, 2011).

4.2	Supplemental Indenture No. 1, dated June 5, 2013, between Conceptus, Inc. and Wells Fargo Bank, National Association.

99.1	Offer to Purchase, dated June 5, 2013.

99.2	Notice of Merger Event and Supplemental Indenture; Fundamental Change Company Notice; and Notice of Make-Whole Fundamental Change, dated June 5, 2013.